Exhibit 10.14
Approved by the Compensation Committee 1/19/05
The Executive Long Term Incentive Plan, as approved by the Board of Directors on July 31, 1999, delegates to the Compensation Committee the authority to approve the Measurement Period, the Employee Participants, the Performance-Based Cash Awards, the Performance Goals, and the Payment of Awards.
A.	The Measurement Period is the 3-year period from 1/01/2005 through 12/31/2007, and the Performance-Based Cash Awards, if any, will be granted every other year according to the following schedule:

2001	2002	2003	2004	2005	2006	2007	2008
Award	Award	Vest	Payment
		Award	Award	Vest	Payment
				Award	Award	Vest	Payment
B. Employee Participants:

CEO:	Charles E. Snyder

Others:	Steven Brookner
Patrick N. Connealy
Charles H. Hackman
Michele Fantt Harris
Mark Hiltz
Kathleen Luzik
Richard L. Reed
C.	Performance-Based Cash Award Potential:

Annualized Award Opportunity at Select Performance
as a percent of Base Salary not including Low Income Adjustment
	Threshold	Target	Superior
CEO	20%	50%	65%
Other Participants	15%	30%	45%
D.	The Payment of Awards shall be made no later than 90 days after the end of the Measurement Period.

NCB Executive Long-Term Incentive Plan
Measurement Period 1/1/05 — 12/31/07
E. Performance Goals used to compute potential Performance-Based Cash Awards:

PERFORMANCE GOALS			Goals and Awards for the CEO
1/1/05 – 12/31/07	Weight		Threshold	Target	Superior

Financial Strength:Average ROE less NCBDC contribution over three years	35%	Goal	10% Average ROE	11% Average ROE	12% Average ROE

		Award	7% of Salary	17.5% of Salary	22.75% of Salary

Value to Customers: Replicable Breakthrough Innovations that each generate at least $4 million of actual revenue over the 2005-2007 period (including NCBDC revenue.) A Prospective Breakthrough Innovation has generated at least $2 million of actual revenue over the 2005-2007 period plus additional verifiable projected revenue of $2 million by its third year.	35%	Goal	One Breakthrough Innovation	One Breakthrough Innovation and one Prospective Breakthrough Innovation	Two Breakthrough Innovations

		Award	7% of Salary	17.5% of Salary	22.75% of Salary

Total commitments and financial transactions arranged for customers including loans, leases, letters of credit, private placements, and deals closed by referral sources.	30%	Goal	$4.5 billion 2005 through 2007	$5 billion 2005 through 2007	$6 billion 2005 through 2007

		Award	6% of Salary	15% of Salary	19.5% of Salary

	100%		20% of Salary	50% of Salary	65% of Salary

Adjustment for Low Income Market Development			-15% of Total Award	+0%	+25% of Total Award

PERFORMANCE GOALS			Goals and Awards for Other Participants
1/1/05 – 12/31/07	Weight		Threshold	Target	Superior

Financial Strength: Average ROE less NCBDC contribution over three years	35%	Goal	10% Average ROE	11% Average ROE	12% Average ROE

		Award	5.25% of Salary	10.5% of Salary	15.75% of Salary

Value to Customers: Replicable Breakthrough Innovations that each generate at least $4 million of actual revenue over the 2005-2007 period (including NCBDC revenue.) A Prospective Breakthrough Innovation has generated at least $2 million of actual revenue over the 2005-2007 period plus additional verifiable projected revenue of $2 million by its third year.	35%	Goal	One Breakthrough Innovation	One Breakthrough Innovations and one Prospective Breakthrough Innovation	Two Breakthrough Innovations

		Award	5.25% of Salary	10.5% of Salary	15.75% of Salary

Total commitments and financial transactions arranged for customers including loans, leases, letters of credit, private placements, and deals closed by referral sources.	30%	Goal	$4.5 billion 2005 through 2007	$5 billion 2005 through 2007	$6 billion 2005 through 2007

		Award	4.5% of Salary	9% of Salary	13.5% of Salary

Totals	100%		15% of Salary	30% of Salary	45% of Salary

Adjustment for Low Income Market Development			-15% of Total Award	+0%	+25% of Total Award